REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM ON INTERNAL CONTROL

To the Board of Managers
and Members of Center Coast
Core MLP Fund I, LLC.

In planning and performing our
audit of the financial statements
of Center Coast Core MLP Fund I,
LLC (the Fund) as of November 30,
2012 and for the year then ended,
in accordance with the standards
of the Public Company Accounting
Oversight Board (United States)
(the PCAOB), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing
our opinion on the financial
statements and to comply with
the requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Funds
internal control over financial
reporting. Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the
expected benefits and related
costs of controls. A funds
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles
(GAAP). A funds internal
control over financial reporting
includes those policies and
procedures that (1) pertain
to the maintenance of records
that, in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets
of the fund, (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with GAAP, and that receipts
and expenditures of the fund
are being made only in
accordance with authorizations
of management and directors of
the fund, and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition,
use or disposition of a funds
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting
may not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the
risk that controls may become
inadequate because of changes
in conditions or that the
degree of compliance with
the policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees,
in the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency,
or combination of deficiencies,
in internal control over
financial reporting, such that
there is a reasonable
possibility that a material
misstatement of the Funds
annual or interim financial
statements will not be
prevented or detected on
a timely basis.

Our consideration of the Funds
internal control over
financial reporting was for
the limited purpose described in
the first paragraph and would
not necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in
the Funds internal control
over financial reporting and
its operation, including
controls over safeguarding
securities, that we consider
to be a material weakness
as defined above as of
November 30, 2012.

This report is intended solely
for the information and use of
management and the Board of
Managers of Center Coast Core
MLP Fund I, LLC and the
Securities and Exchange
Commission and is not intended
to be and should not be used
by anyone other than these
specified parties.

/s/ Rothstein Kass

Roseland, New Jersey
January 28, 2013